Exhibit 99.1
L BRANDS REPORTS RECORD FOURTH QUARTER 2020 RESULTS

Columbus, Ohio, Feb. 24, 2021 — L Brands, Inc. (NYSE: LB) today reported 2020 fourth quarter and full-year results.

Fourth Quarter Results
The company reported earnings per share of $3.03 for the fourth quarter ended Jan. 30, 2021, compared to a loss per share of $0.70 for the quarter ended Feb. 1, 2020. Fourth quarter operating income was $1.273 billion compared to operating income of $81.7 million last year, and net income was $860.3 million compared to a net loss of $192.3 million last year.

Reported results in 2019 include pre-tax, non-cash impairment charges of $725.0 million ($2.58 per share) related to Victoria’s Secret goodwill and store-related assets.

On an adjusted basis, which exclude the above charges in 2019, fourth quarter 2020 earnings per share increased 61 percent to $3.03 compared to adjusted $1.88 last year, operating income increased 58% to $1.273 billion compared to adjusted $806.7 million last year, and net income was $860.3 million compared to adjusted $523.7 million last year. Bath & Body Works fourth quarter operating income increased $250 million, or 38 percent, to $913.7 million. Victoria’s Secret adjusted fourth quarter operating income increased $209.8 million, or 108 percent, to $403.4 million.

The company reported net sales of $4.818 billion for the fourth quarter ended Jan. 30, 2021, compared to net sales of $4.707 billion for the fourth quarter ended Feb. 1, 2020. Comparable sales increased 10 percent, consisting of a 22 percent increase at Bath & Body Works and a 3 percent decrease at Victoria’s Secret. Fourth quarter sales in the direct channel increased 74 percent at Bath & Body Works and 33 percent at Victoria’s Secret.

Full-Year Results
The company reported earnings per share of $3.00 for the year ended Jan. 30, 2021, compared to a loss per share of $1.33 for the year ended Feb. 1, 2020. Full-year operating income was $1.580 billion compared to $258.4 million last year, and net income was $844.5 million compared to a net loss of $366.4 million last year.

Excluding significant items, adjusted full-year earnings per share increased 51 percent to $3.46 compared to $2.29 last year; adjusted operating income increased 47% to $1.808 billion compared to $1.231 billion last year; and adjusted net income was $974.5 million compared to $637.3 million last year.

Net sales were $11.847 billion for the year ended Jan. 30, 2021, compared to $12.914 billion for the year ended Feb. 1, 2020. Comparable sales for the full year increased 21 percent, consisting of a 45 percent increase at Bath & Body Works and a 1 percent increase at Victoria’s Secret. Full year 2020 sales in the direct channel increased 109 percent at Bath & Body Works and 31 percent at Victoria’s Secret.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

At the conclusion of this press release is a reconciliation of reported-to-adjusted results, including a description of the significant items.

Andrew Meslow, Chief Executive Officer of L Brands, stated, “Following on our record third quarter results, the exceptional efforts and execution of our team enabled us to deliver another record performance in the fourth quarter. We experienced consistent strength at Bath & Body Works along with continued significant improvement in performance at Victoria’s Secret. Looking forward, we remain focused on our strategy to deliver compelling merchandise and experiences to our customers while maintaining a safe environment. At the same time, we continue to move ahead in our plans to separate our two businesses. As a result of the collective initiatives underway, the company is well positioned to continue driving value for our shareholders.”

First Quarter 2021 Outlook
The company is forecasting first quarter earnings per share between $0.35 and $0.45, which represents substantial growth compared to last year when stores were closed for the majority of the quarter. Due to the continued uncertainty in the environment, as well as the impending separation of the Bath & Body Works and Victoria’s Secret businesses, targeted to occur in August 2021, the company is not providing earnings guidance for the full year 2021.

Earnings Call and Additional Information
Additional fourth quarter and full-year financial information, including management commentary, is currently available at www.LB.com. L Brands will conduct its fourth quarter earnings call at 9:00 a.m. Eastern on February 25. To listen, call 1-888-946-7609 (international dial-in number: 1-517-308-9411); conference ID 6362067. For an audio replay, call 1-800-685-7910 (international replay number: 1-402-998-0962); conference ID 6362067 or log onto www.LB.com.

ABOUT L BRANDS:
L Brands, through Bath & Body Works, Victoria’s Secret and PINK, is an international company. The company operates 2,669 company-operated specialty stores in the United States, Canada and Greater China, in more than 700 franchised locations worldwide and through its websites worldwide.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•General economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•divestitures or other dispositions, including any divestiture of Victoria’s Secret and related operations, could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements;
•the seasonality of our business;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•liabilities arising from divested businesses;
•the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels and expansions;
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•our ability to successfully expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel businesses;
•our ability to protect our reputation and our brand images;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•political instability, environmental hazards or natural disasters;
•significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
•duties, taxes and other charges;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•potential delays or disruptions in shipping and transportation and related pricing impacts;
•disruption due to labor disputes; and
•changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio;
•fluctuations in foreign currency exchange rates;
•stock price volatility;
•our ability to pay dividends and related effects;
•our ability to maintain our credit rating;
•our ability to service or refinance our debt;
•shareholder activism matters;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in product input costs;
•our ability to adequately protect our assets from loss and theft;
•fluctuations in energy costs;
•increases in the costs of mailing, paper and printing;
•claims arising from our self-insurance;
•our ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party or company information;
•our ability to comply with laws and regulations or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Brooke Wilson
(614) 415-6704	(614) 415-6042
apreston@lb.com	communications@lb.com
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FOURTH QUARTER 2020

Comparable Sales Increase (Decrease) (Stores and Direct):

	Fourth Quarter	Fourth Quarter	Full Year	Full Year
	2020	2019	2020	2019
Bath & Body Works[1]	22%	10%	45%	10%
Victoria's Secret[2]	(3%)	(10%)	1%	(8%)
L Brands[2]	10%	(2%)	21%	(1%)
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results for 2020 exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic. Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada and direct sales.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Fourth Quarter	Fourth Quarter	Full Year	Full Year
	2020	2019	2020	2019
Bath & Body Works[1]	9%	5%	26%	5%
Victoria's Secret[2]	(18%)	(11%)	(15%)	(9%)
L Brands[2]	(3%)	(4%)	5%	(3%)
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results for 2020 exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic. Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China.

Total Sales (Millions):

	Fourth Quarter	Fourth Quarter	% Inc/ (Dec)	Full Year	Full Year	% Inc/ (Dec)
	2020	2019		2020	2019
Bath & Body Works Stores - U.S. and Canada	$1,903.3	$1,744.0	9.1%	$4,206.9	$4,212.4	(0.1%)
Bath & Body Works Direct	749.5	430.7	74.0%	2,003.5	958.1	109.1%
Bath & Body Works International[1]	65.4	56.2	16.4%	223.7	185.2	20.8%
Total Bath & Body Works	$2,718.2	$2,230.9	21.8%	$6,434.1	$5,355.7	20.1%
Victoria's Secret Stores - U.S. and Canada	$1,162.3	$1,649.3	(29.5%)	$2,795.1	$5,111.5	(45.3%)
Victoria's Secret Direct	831.1	626.5	32.7%	2,222.7	1,693.0	31.3%
Victoria's Secret International[2]	106.3	200.4	(47.0%)	395.0	704.3	(43.9%)
Total Victoria's Secret	$2,099.7	$2,476.2	(15.2%)	$5,412.8	$7,508.8	(27.9%)
Other	$—	$—	—	$—	$49.7	—
L Brands	$4,817.9	$4,707.1	2.4%	$11,846.9	$12,914.2	(8.3%)

1 - Results include royalties associated with franchised stores and wholesale sales.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

2 - Results include company-operated stores in the U.K. (pre-joint venture) and Greater China, royalties associated with franchised stores and wholesale sales.

Total Company-Operated Stores:

	Stores at			Transferred to	Stores at
	2/1/20	Opened	Closed	joint venture	1/30/21
Bath & Body Works	1,637	26	(30)	—	1,633
Bath & Body Works Canada	102	1	—	—	103
Total Bath & Body Works	1,739	27	(30)	—	1,736

Victoria's Secret	909	19	(225)	—	703
PINK	144	2	(3)	—	143
Victoria's Secret Canada	33	—	(10)	—	23
PINK Canada	5	—	(3)	—	2
Victoria's Secret U.K./Ireland	21	—	—	(21)	—
PINK U.K.	5	—	—	(5)	—
Victoria's Secret Beauty and Accessories	41	1	(6)	—	36
Victoria's Secret Greater China	23	4	(1)	—	26
Total Victoria's Secret	1,181	26	(248)	(26)	933

Total L Brands	2,920	53	(278)	(26)	2,669

Total Partner-Operated Stores:

	Stores at			Transferred to	Stores at
	2/1/20	Opened	Closed	joint venture	1/30/21
Bath & Body Works	262	12	(4)	—	270
Bath & Body Works - Travel Retail	16	2	—	—	18
Victoria's Secret	72	11	(1)	21	103
PINK	12	1	(1)	5	17
Victoria's Secret Beauty & Accessories	207	4	(16)	—	195
Victoria's Secret Beauty & Accessories - Travel Retail	153	4	(14)	—	143
Total L Brands	722	34	(36)	26	746

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED JANUARY 30, 2021 AND FEBRUARY 1, 2020
(Unaudited)
(In thousands except per share amounts)
	2020	2019
Net Sales	$4,817,940	$4,707,141
Costs of Goods Sold, Buying and Occupancy	(2,511,020)	(2,913,454)
Gross Profit	2,306,920	1,793,687
General, Administrative and Store Operating Expenses	(1,034,319)	(1,022,397)
Impairment of Victoria's Secret Goodwill	—	(689,576)
Operating Income	1,272,601	81,714
Interest Expense	(116,690)	(91,977)
Other Income (Loss)	(546)	3,720
Income (Loss) Before Income Taxes	1,155,365	(6,543)
Provision for Income Taxes	295,034	185,712
Net Income (Loss)	$860,331	$(192,255)

Net Income (Loss) Per Diluted Share	$3.03	$(0.70)

Weighted Average Shares Outstanding [1]	283,802	276,477

1 - Reported Weighted Average Shares Outstanding in the fourth quarter of 2019 reflects basic shares due to the Net Loss.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
FIFTY-TWO WEEKS ENDED JANUARY 30, 2021 AND FEBRUARY 1, 2020
(Unaudited)
(In thousands except per share amounts)
	2020	2019
Net Sales	$11,846,891	$12,914,236
Costs of Goods Sold, Buying and Occupancy	(7,180,393)	(8,463,793)
Gross Profit	4,666,498	4,450,443
General, Administrative and Store Operating Expenses	(3,086,944)	(3,471,946)
Impairment of Victoria's Secret Goodwill	—	(720,051)
Operating Income	1,579,554	258,446
Interest Expense	(438,462)	(378,082)
Other Loss	(48,774)	(61,830)
Income (Loss) Before Income Taxes	1,092,318	(181,466)
Provision for Income Taxes	247,868	184,930
Net Income (Loss)	$844,450	$(366,396)

Net Income (Loss) Per Basic Share	$3.00	$(1.33)

Weighted Average Shares Outstanding [1]	281,847	276,163

1 - Reported Weighted Average Shares Outstanding in 2019 reflects basic shares due to the Net Loss.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Fourth Quarter		Year-to-Date
	2020	2019	2020	2019
Details of Special Items - Income (Expense)
Impairment of Victoria's Secret Goodwill	$—	$(689,576)	$—	$(720,051)
Victoria's Secret Asset Impairment	—	(35,384)	(213,953)	(252,442)
Restructuring Charges	—	—	(80,807)	—
Hong Kong Store Closure and Lease Termination	—	—	36,287	—
Establishment of Victoria's Secret UK and Ireland Joint Venture with Next PLC	—	—	29,918	—
Special Items included in Operating Income	—	(724,960)	(228,555)	(972,493)
La Senza Guarantees	—	—	—	(37,217)
Loss on Extinguishment of Debt	—	—	(52,668)	(39,564)
Special Items Included in Other Income (Loss)	—	—	(52,668)	(76,781)
Net Tax Benefit from the Resolution of Certain Tax Matters and Changes in Tax Legislation	—	—	93,989	—
Tax Effect of Special Items included in Operating Income and Other Income (Loss)	—	8,997	57,216	45,544
Special Items included in Net Income (Loss)	$—	$(715,963)	$(130,018)	$(1,003,730)
Special Items included in Earnings (Loss) Per Diluted Share	$—	$(2.58)	$(0.46)	$(3.62)

Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$1,272,601	$81,714	$1,579,554	$258,446
Special Items included in Operating Income	—	724,960	228,555	972,493
Adjusted Operating Income	$1,272,601	$806,674	$1,808,109	$1,230,939

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income
Reported Net Income (Loss)	$860,331	$(192,255)	$844,450	$(366,396)
Special Items included in Net Income (Loss)	—	715,963	130,018	1,003,730
Adjusted Net Income	$860,331	$523,708	$974,468	$637,334

Reconciliation of Reported Earnings (Loss) Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings (Loss) Per Diluted Share	$3.03	$(0.70)	$3.00	$(1.33)
Special Items included in Earnings (Loss) Per Diluted Share	—	2.58	0.46	3.62
Adjusted Earnings Per Diluted Share	$3.03	$1.88	$3.46	$2.29

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2020

In the fourth quarter of 2020, there were no adjustments to results.
In the third quarter of 2020, adjusted results exclude the following:
•A $52.7 million pre-tax loss ($40.0 million net of tax of $12.7 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

•A $29.9 million pre-tax gain ($27.2 million net of tax of $2.7 million), included in general, administrative and store operating expenses, related to the establishment of a joint venture for the Victoria’s Secret U.K. and Ireland business with Next PLC.

•A $23.1 million net income tax benefit related to tax matters associated with foreign investments and recent changes in tax legislation.

In the second quarter of 2020, adjusted results exclude the following:
•A $117.1 million charge ($98.7 million net of tax of $18.5 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret lease and store assets.

•An $80.8 million charge ($65.2 million net of tax of $15.6 million), included in general, administrative and store operating expenses, related to previously announced restructuring actions.

•A $36.3 million gain ($24.7 million net of tax of $11.6 million), principally included in buying and occupancy expenses, related to the closure and termination of our lease and the related liability for the Victoria’s Secret Hong Kong flagship store.

•A $20.5 million income tax benefit related to recent changes in tax legislation included in the CARES Act.

In the first quarter of 2020, adjusted results exclude the following:
•A $96.8 million charge ($72.0 million net of tax of $24.8 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret store assets.

•A $50.4 million tax benefit related to the resolution of certain tax matters.

Fiscal 2019

In the fourth quarter of 2019, adjusted results exclude the following:
•A $689.6 million charge ($686.4 million net of tax of $3.2 million) related to the impairment of Victoria’s Secret goodwill.
•A $35.4 million charge ($29.5 million net of tax of $5.8 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret store-related assets.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

In the third quarter of 2019, adjusted results exclude the following:
•A $217.1 million charge ($199.6 million net of tax of $17.5 million), included in buying and occupancy expenses, related to the impairment of Victoria’s Secret store-related assets.
•A $30.5 million charge (no tax impact) related to the impairment of Victoria’s Secret goodwill.
•A $37.2 million charge ($27.7 million net of tax of $9.5 million), included in other income (loss), to increase reserves related to ongoing guarantees for the La Senza business which was sold in the fourth quarter of 2018.
In the second quarter of 2019, adjusted results exclude the following:
•A $39.6 million pre-tax loss ($30.0 million net of tax of $9.5 million), included in other income (loss), associated with the early extinguishment of $764 million in outstanding notes maturing between 2020 and 2022 through the issuance of $500 million of new notes maturing in 2029 and the use of $315 million in cash, lowering total debt by $264 million.

In the first quarter of 2019, there were no adjustments to results.
The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com